   As filed with the Securities and Exchange Commission on December 17, 1997
                                           Registration No. 333-________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            SPECTRUMEDIX CORPORATION
               (Exact name of issuer as specified in its charter)

         DELAWARE                                        25-1686354
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

           2124 OLD GATESBURG ROAD, STATE COLLEGE, PENNSYLVANIA 16803
               (Address of principal executive offices) (Zip Code)

                            ------------------------

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                            ------------------------
                              JOSEPH K. ADLERSTEIN
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                            SPECTRUMEDIX CORPORATION
              2124 OLD GATESBURG ROAD, STATE COLLEGE, PENNSYLVANIA
                  16803 (Name and address of agent for service)
                                 (814) 867-8600
          (Telephone number, including area code, of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                                   Proposed        Proposed
  Title of                                                         Maximum          Maximum
 Securities                        Amount        Offering          Aggregate       Amount of
    to be                           to be          Price           Offering      Registration
 Registered                     Registered(1)  per Share(2)        Price(2)           Fee
 ----------                     -------------  ------------        --------           ---

1997 Stock Incentive Plan

Common Stock                    500,000 shares    $6.875          $3,437,500       $1,015.00(3)
($0.00115 par value per share)

=============================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Spectrumedix Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Spectrumedix Corporation on December 10, 1997, as reported by the Nasdaq Over the Counter Bulletin Board.

(3) The 500,000 shares referenced above were previously registered on a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 3, 1997 on Registration Statement No. 333-06650 (the SB-2). Under Rule 429 of the Securities Act of 1933, as amended, 500,000 of the shares remaining unissued under the SB-2 are being carried forward to this Registration Statement along with $1,015.00 of the fee paid at the time of the filing of the SB-2.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

       Spectrumedix Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

       (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-6650 on Form SB-2 filed with the SEC on March 17, 1997, together with the amendments thereto, in which there is set forth the audited financial statements for the Registrant's fiscal year ended March 31, 1997;

       (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed with the SEC on November 14, 1997; and

       (c) The Registrant's Registration Statement No. 000-22501 on Form 8-A, filed with the SEC on May 1, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with the amendments thereto, which describes the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

       All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

       Pursuant to the provisions of the Delaware General Corporation Law, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which provide that directors of the Registrant shall not be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of:
(i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

       The Registrant's Amended and Restated Certificate of Incorporation also authorizes the Registrant to indemnify its officers, directors and other agents by bylaws, agreements or otherwise, to the full extent permitted under Delaware law. The Registrant has entered into separate indemnification agreements with its executive officers and directors which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


Item 7.  Exemption from Registration Claimed

         Not Applicable.



                                      II-2.

Item 8.  Exhibits

      Number      Exhibit
      ------      -------
     4.0          Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                  Statement No. 000-22501 on Form 8-A, together with the amendments thereto, which is incorporated herein by reference pursuant to Item 3(c).
     5.0          Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Lazar, Levine & Company LLP, Independent Accountants.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0          Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1          1997 Stock Incentive Plan.
    99.2          Form of Notice of Grant of Stock Option.
    99.3          Form of Stock Option Agreement.
    99.4          Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Corporate
                  Transaction/Change in Control).
    99.5          Form of Stock Issuance Agreement.
    99.6          Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following
                  Corporate Transaction/Change in Control).
    99.7          Form of Notice of Grant of Automatic Stock Option (Initial Grant).
    99.8          Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.9          Form of Automatic Stock Option Agreement.


Item 9.  Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the provisions summarized in Item 3 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification



                                      II-3.

against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                      II-4.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, State of Pennsylvania, on this 12th day of December, 1997.

                                            SPECTRUMEDIX CORPORATION


                                            By: /s/ Joseph K. Adlerstein
                                                --------------------------------
                                                    Joseph K. Adlerstein
                                                    President, Chief Executive
                                                    Officer and
                                                    Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Spectrumedix Corporation, a Delaware corporation, do hereby constitute and appoint Joseph K. Adlerstein and Bernard Sonnenschein and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                 Date
---------                                   -----                                 ----
/s/ Joseph K. Adlerstein            President, Chief Executive Officer and   December 16, 1997
-----------------------------
Joseph K. Adlerstein                Chairman of the Board
                                    (Principal Executive Officer)



                                      II-5.

Signature                                   Title                                 Date
---------                                   -----                                 ----
/s/ Bernard Sonnenschein            Secretary, Treasurer                     December 16, 1997
-----------------------------
Bernard Sonnenschein                and Director
                                    (Principal Financial Officer)




                                      II-6.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                            Spectrumedix CORPORATION

                                  EXHIBIT INDEX


      Number      Exhibit
      ------      -------
        4.0       Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                  Statement No. 000-22501 on Form 8-A, together with the amendments thereto, which is incorporated herein by reference pursuant to Item 3(c).
        5.0       Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1       Consent of Lazar, Levine & Company LLP, Independent Accountants.
       23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24.0       Power of Attorney. Reference is made to page II-5 of this Registration Statement.
       99.1       1997 Stock Incentive Plan.
       99.2       Form of Notice of Grant of Stock Option.
       99.3       Form of Stock Option Agreement.
       99.4       Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Corporate
                  Transaction/Change in Control).
       99.5       Form of Stock Issuance Agreement.
       99.6       Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following
                  Corporate Transaction/Change in Control).
       99.7       Form of Notice of Grant of Automatic Stock Option (Initial Grant).
       99.8       Form of Notice of Grant of Automatic Stock Option (Annual Grant).
       99.9       Form of Automatic Stock Option Agreement.
